Exhibit 99.1

Box Reports Strong Fiscal Third Quarter 2022 Financial Results

Third Consecutive Quarter of Accelerating Growth, with Revenue Growth of 14% Year-Over-Year

Remaining Performance Obligations and Billings Year-Over-Year Growth of 25%

Revenue and Non-GAAP Operating Margin Guidance Raised for the Full Year of Fiscal 2022

New $200 Million Expansion of its Stock Repurchase Program

REDWOOD CITY, Calif. – November 30, 2021 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the third quarter of fiscal year 2022, which ended October 31, 2021.

“Our strong third quarter results show the continued momentum of our long-term growth strategy, as more customers are turning to the Box Content Cloud to deliver secure content management and collaboration built for the new way of working,” said Aaron Levie, co-founder and CEO of Box. “In addition to our solid financial and customer metrics, we made meaningful product announcements in the third quarter, including the rollout of Box Sign globally, new malware deep scan capability in Box Shield to combat ransomware, and deeper integrations with Microsoft Office and Teams, Salesforce, Slack and Zoom. The confluence of remote work, digital transformation and cybersecurity challenges is causing enterprises to rethink how they work with their content. We believe Box’s leadership in the Content Cloud market is driving the acceleration of our growth and the expansion of our customer footprint.”

“We achieved strong third quarter results, marking our third consecutive quarter of accelerating revenue growth,” said Dylan Smith, co-founder and CFO of Box. “Strong Suites momentum is accelerating customer traction and adoption, driving a third quarter Net Retention Rate of 109%, up 600 basis points from 103% in the year ago period and up 300 basis points sequentially. Today we raised our outlook for FY22 revenue, non-GAAP operating margin, and non-GAAP EPS and our ongoing momentum provides us further confidence we will achieve our FY24 financial targets.”

Fiscal Third Quarter Financial Highlights

•
Revenue for the third quarter of fiscal year 2022 was $224.0 million, an increase of 14% from the third quarter of fiscal year 2021. For the third consecutive quarter, revenue growth accelerated on a year over year basis.
•
Remaining performance obligations as of October 31, 2021, were $948.1 million, a 25% increase from the third quarter of fiscal year 2021, and 1100 bps higher than revenue growth for the same period
•
Deferred revenue as of October 31, 2021, was $429.7 million, a 21% increase from the third quarter of fiscal year 2021.
•
Billings for the third quarter of fiscal year 2022 were $231.5 million, a 25% increase from the third quarter of fiscal year 2021.
•
GAAP gross profit for the third quarter of fiscal year 2022 was $161.0 million, or 72% of revenue. This compares to a GAAP gross profit of $139.2 million, or 71% of revenue, in the third quarter of fiscal year 2021.
•
Non-GAAP gross profit for the third quarter of fiscal year 2022 was $167.3 million, or 75% of revenue. This compares to a non-GAAP gross profit of $143.9 million, or 73% of revenue, in the third quarter of fiscal year 2021.
•
GAAP operating loss in the third quarter of fiscal year 2022 was $11.1 million, or 5% of revenue. This compares to a GAAP operating loss of $2.6 million, or 1% of revenue, in the third quarter of fiscal year 2021.
•
Non-GAAP operating income in the third quarter of fiscal year 2022 was $46.4 million, or 21% of revenue. This compares to a non-GAAP operating income of $35.2 million, or 18% of revenue, in the third quarter of fiscal year 2021.
•
GAAP net loss per share attributable to common stockholders, basic and diluted, in the third quarter of fiscal year 2022 was $0.12 on 151.4 million weighted-average shares outstanding. This compares to a GAAP net loss per share attributable to common stockholders of $0.03 in the third quarter of fiscal year 2021 on 157.5 million weighted-average shares outstanding.
•
Non-GAAP net income per share attributable to common stockholders, diluted, in the third quarter of fiscal year 2022 was $0.22. This compares to a non-GAAP net income per share attributable to common stockholders, diluted, of $0.20 in the third quarter of fiscal year 2021.
•
Net cash provided by operating activities in the third quarter of fiscal year 2022 was $46.1 million, an increase of 2% from net cash provided by operating activities of $45.1 million in the third quarter of fiscal year 2021.
•
Free cash flow in the third quarter of fiscal year 2022 was positive $31.2 million. This compares to free cash flow of positive $26.2 million in the third quarter of fiscal year 2021.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Share Repurchase Program

On November 27, 2021, the Board of Directors authorized an expansion of its stock repurchase program by $200 million of Box’s Class A common stock, increasing the aggregate amount of its approved share buyback programs to $700 million, including the Dutch Tender Offer from earlier this year. With this expanded authorization, and excluding funds previously used to repurchase shares to date, as of November 29, 2021, the Company had approximately $260 million of remaining buyback capacity.

Business Highlights Since Last Earnings Release

•
Delivered wins and expansions with leading organizations such as Canon, Epic Games, General Services Administration, NASA, Johnson Space Center, Lionsgate, Robinhood Markets, U.S. Air Force Reserve Command, and Zoom Video Communications.
•
Named a Leader in the Gartner® Magic Quadrant™ for Content Services Platforms and a Major Player in “IDC MarketScape Worldwide eSignature Software 2021 Vendor Assessment.”
•
Expanded availability of Box Sign to customers around the world, delivering unlimited signatures using the Box Web App and a robust set of APIs to streamline and modernize the way agreements are managed and governed in the cloud.
•
Announced malware deep scan for Box Shield to help customers reduce the risk of ransomware by scanning files as they are uploaded to Box. The company also enhanced native security controls for Box Shield to help organizations manage access to their content with more granular authentication capabilities.
•
Released an all-new Box Notes and an updated Box Mobile app to help users easily collaborate from anywhere and on any device.
•
Announced several partner updates, including enhancements to the Box for Microsoft Office integration, a deepened integration with Slack, improvements to our Box for Salesforce integration, and a Box app for Zoom to make it even easier for joint users to work together securely across distributed teams.
•
Hosted the company's 11th annual BoxWorks, attracting thousands of attendees and featuring speakers from organizations such as Lionsgate, USAA, Vice Media, and World Fuel Services, as well as the CEOs from Okta, Slack, Uber, WarnerMedia, and Zoom.
•
Recognized as one of America's Most Loved Workplaces 2021 by Newsweek and one of PEOPLE’s 100 Companies That Care 2021.

Outlook

•
Q4 FY22 Guidance: Revenue is expected to be in the range of $227 million to $229 million, up 15% year-over-year at the high-end of the range. GAAP operating margin is expected to be approximately 1%, and non-GAAP operating margin is expected to be approximately 21%. GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.06 to $0.05. Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.22 to $0.23 Weighted-average basic and diluted shares outstanding are expected to be approximately 150 million and 158 million, respectively.
•
Full Year FY22 Guidance: Revenue is expected to be in the range of $868 million to $870 million, up 13% year-over-year at the high-end of the range and represents an acceleration from last year’s growth rate of 11%. GAAP operating margin is expected to be approximately negative 3%, and non-GAAP operating margin is expected to be approximately 20%. GAAP basic and diluted net loss per share attributable to common stockholders are expected to be in the range of $0.35 to $0.34. Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.83 to $0.84. Weighted-average basic and diluted shares outstanding are expected to be approximately 156 million and 164 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/1147136 at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 1147136

+ 1-416-621-4642 (international), conference ID: 1147136

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, its leadership position in the cloud content management market, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time needed to integrate acquired businesses into Box, the impact of the COVID-19 pandemic on its business, its ability to grow and scale its business and drive operating efficiencies, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue growth rate plus free cash flow margin in fiscal year 2022 and beyond, its long-term financial targets for fiscal year 2024 and beyond, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal fourth quarter and full fiscal year 2022 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2021. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended October 31, 2021.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2021. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third-party advisory and professional service fees, (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. In January 2021, Box issued $345 million aggregate principal amount of 0.00% convertible senior notes due in 2026 (the “Notes”). Upon issuance, Box recorded a debt discount for the conversion feature of the Notes, separately accounted for as equity, which was amortized as interest expense together with the issuance costs of the Notes. Box excluded the amortization of the debt discount and issuance costs associated with the Notes, in addition to the expenses described above, as they are considered by management to be special items outside of Box’s core operating results. Box adopted Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivative and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), effective February 1, 2021, and upon adoption, eliminated the debt discount for the conversion feature of the Notes. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	October 31,	January 31,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$568,265	$595,082
Short-term investments	140,000	—
Accounts receivable, net	154,624	228,309
Prepaid expenses and other current assets	64,730	55,895
Total current assets	927,619	879,286
Property and equipment, net	117,397	160,148
Operating lease right-of-use assets, net	168,840	194,253
Goodwill	75,860	18,740
Other long-term assets	115,361	99,255
Total assets	$1,405,077	$1,351,682
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$54,608	$32,128
Accrued compensation and benefits	33,606	39,123
Finance lease liabilities	43,794	49,888
Operating lease liabilities	42,269	47,771
Deferred revenue	413,511	443,929
Total current liabilities	587,788	612,839
Debt, net, non-current	366,993	297,614
Finance lease liabilities, non-current	29,420	60,351
Operating lease liabilities, non-current	168,242	192,531
Deferred revenue, non-current	16,153	21,684
Other long-term liabilities	16,465	15,598
Total liabilities	1,185,061	1,200,617
Series A convertible preferred stock	493,166	—
Stockholders’ (deficit) equity:
Common stock (1)	15	16
Additional paid-in capital	1,089,180	1,474,843
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(2,914)	(938)
Accumulated deficit	(1,358,254)	(1,321,679)
Total stockholders’ (deficit) equity	(273,150)	151,065
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$1,405,077	$1,351,682

(1)
As of October 31, 2021, there were 149,010 shares of Box’s Class A common stock outstanding.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Revenue	$224,044	$196,003	$640,971	$571,857
Cost of revenue (1)	63,069	56,812	184,804	166,141
Gross profit	160,975	139,191	456,167	405,716
Operating expenses:
Research and development (1)	55,837	49,454	159,418	152,683
Sales and marketing (1)	76,368	67,112	218,967	207,619
General and administrative (1)	39,857	25,239	105,242	79,778
Total operating expenses	172,062	141,805	483,627	440,080
Loss from operations	(11,087)	(2,614)	(27,460)	(34,364)
Interest and other expense, net	(2,336)	(2,319)	(8,275)	(3,235)
Loss before provision for income taxes	(13,423)	(4,933)	(35,735)	(37,599)
Provision for income taxes	438	351	1,399	891
Net loss	$(13,861)	$(5,284)	$(37,134)	$(38,490)
Dividend on series A convertible preferred stock	(3,775)	—	(7,104)	—
Accretion of series A convertible preferred stock	(526)	—	(982)	—
Net loss attributable to common stockholders	$(18,162)	$(5,284)	$(45,220)	$(38,490)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.03)	$(0.29)	$(0.25)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	151,426	157,465	158,068	154,734

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
Cost of revenue	$4,786	$4,731	$15,009	$13,673
Research and development	17,712	14,581	49,791	46,139
Sales and marketing	13,872	10,619	38,342	31,364
General and administrative	9,219	7,903	28,365	24,262
Total stock-based compensation	$45,589	$37,834	$131,507	$115,438

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,861)	$(5,284)	$(37,134)	$(38,490)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,023	19,594	59,110	56,382
Stock-based compensation expense	45,589	37,834	131,507	115,438
Amortization of deferred commissions	11,705	9,286	33,287	26,065
Other	1,614	50	2,572	53
Changes in operating assets and liabilities:
Accounts receivable, net	(20,239)	7,377	74,464	93,770
Prepaid expenses and other assets	(13,523)	(8,934)	(41,716)	(28,656)
Operating lease right-of-use assets, net	10,441	10,296	32,110	30,096
Accounts payable, accrued expenses and other liabilities	8,446	(2,719)	9,118	(12,458)
Operating lease liabilities	(11,737)	(11,940)	(36,190)	(33,420)
Deferred revenue	7,625	(10,508)	(41,481)	(69,486)
Net cash provided by operating activities	46,083	45,052	185,647	139,294
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(90,000)	—	(140,000)	—
Purchases of property and equipment, net of proceeds from sales	(1,242)	(3,337)	(3,477)	(7,415)
Capitalized internal-use software costs	(1,116)	(964)	(3,501)	(6,357)
Acquisitions, net of cash acquired	(2,753)	—	(59,395)	—
Other	(350)	—	327	107
Net cash used in investing activities	(95,461)	(4,301)	(206,046)	(13,665)
CASH FLOWS FROM FINANCING ACTIVITIES:
Series A convertible preferred stock, net of issuance costs	(1,695)	—	485,103	—
Repurchases of common stock	(144,172)	—	(428,253)	—
Proceeds from borrowings	—	—	—	30,000
Principal payments on borrowings	—	(20,000)	—	(20,000)
Proceeds from issuances of common stock under employee equity plans	9,438	8,052	23,740	28,469
Employee payroll taxes paid related to net share settlement of restricted stock units	(12,586)	(10,776)	(43,677)	(38,220)
Principal payments of finance lease liabilities	(12,297)	(14,584)	(38,182)	(46,159)
Other	(293)	—	(4,194)	—
Net cash used in financing activities	(161,605)	(37,308)	(5,463)	(45,910)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(369)	(49)	(789)	488
Net (decrease) increase in cash, cash equivalents, and restricted cash	(211,352)	3,394	(26,651)	80,207
Cash, cash equivalents, and restricted cash, beginning of period	780,212	272,399	595,511	195,586
Cash, cash equivalents, and restricted cash, end of period	$568,860	$275,793	$568,860	$275,793

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
GAAP gross profit	$160,975	$139,191	$456,167	$405,716
Stock-based compensation	4,786	4,731	15,009	13,673
Acquired intangible assets amortization	1,541	—	3,697	—
Non-GAAP gross profit	$167,302	$143,922	$474,873	$419,389

GAAP gross margin	72%	71%	71%	71%
Stock-based compensation	2	2	2	2
Acquired intangible assets amortization	1	—	1	—
Non-GAAP gross margin	75%	73%	74%	73%

GAAP operating loss	$(11,087)	$(2,614)	$(27,460)	$(34,364)
Stock-based compensation	45,589	37,834	131,507	115,438
Acquired intangible assets amortization	1,541	—	3,697	—
Acquisition-related expenses	180	—	1,215	—
Fees related to shareholder activism	10,146	—	15,978	1,402
Non-GAAP operating income	$46,369	$35,220	$124,937	$82,476

GAAP operating margin	(5)%	(1)%	(4)%	(6)%
Stock-based compensation	20	19	20	20
Acquired intangible assets amortization	1	—	1	—
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	5	—	2	—
Non-GAAP operating margin	21%	18%	19%	14%

GAAP net loss attributable to common stockholders	$(18,162)	$(5,284)	$(45,220)	$(38,490)
Stock-based compensation	45,589	37,834	131,507	115,438
Acquired intangible assets amortization	1,541	—	3,697	—
Acquisition-related expenses	180	—	1,215	—
Fees related to shareholder activism	10,146	—	15,978	1,402
Amortization of debt issuance costs	471	—	1,408	—
Undistributed earnings attributable to preferred stockholders	(4,374)	—	(7,555)	—
Non-GAAP net income attributable to common stockholders	$35,391	$32,550	$101,030	$78,350

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.03)	$(0.29)	$(0.25)
Stock-based compensation	0.30	0.24	0.83	0.75
Acquired intangible assets amortization	0.01	—	0.03	—
Acquisition-related expenses	—	—	0.01	—
Fees related to shareholder activism	0.07	—	0.10	0.01
Amortization of debt issuance costs	—	—	0.01	—
Undistributed earnings attributable to preferred stockholders	(0.03)	—	(0.05)	—
Non-GAAP net income per share attributable to common stockholders, basic	$0.23	$0.21	$0.64	$0.51
Non-GAAP net income per share attributable to common stockholders, diluted	$0.22	$0.20	$0.61	$0.48
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	151,426	157,465	158,068	154,734
Weighted-average shares used to compute non-GAAP net income per share
Basic	151,426	157,465	158,068	154,734
Diluted	159,249	163,455	165,816	161,622

GAAP net cash provided by operating activities	$46,083	$45,052	$185,647	$139,294
Purchases of property and equipment, net of proceeds from sales	(1,242)	(3,337)	(3,477)	(7,415)
Principal payments of finance lease liabilities	(12,297)	(14,584)	(38,182)	(46,159)
Capitalized internal-use software costs	(1,296)	(964)	(7,046)	(6,357)
Non-GAAP free cash flow	$31,248	$26,167	$136,942	$79,363
GAAP net cash used in investing activities	$(95,461)	$(4,301)	$(206,046)	$(13,665)
GAAP net cash used in financing activities	$(161,605)	$(37,308)	$(5,463)	$(45,910)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2021	2020	2021	2020
GAAP revenue	$224,044	$196,003	$640,971	$571,857
Deferred revenue, end of period	429,664	354,363	429,664	354,363
Less: deferred revenue, beginning of period	(422,039)	(364,871)	(465,613)	(423,849)
Contract assets, beginning of period	866	—	25	—
Less: contract assets, end of period	(1,073)	—	(1,073)	—
Billings	$231,462	$185,495	$603,974	$502,371

BOX, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31, 2022		January 31, 2022
GAAP net loss per share attributable to common stockholders range, basic and diluted	$(0.06)	$(0.05)	$(0.35)	$(0.34)
Stock-based compensation	0.30	0.30	1.13	1.13
Acquired intangible asset amortization	0.01	0.01	0.03	0.03
Acquisition-related expenses	0.01	0.01	0.02	0.02
Fees related to shareholder activism	—	—	0.10	0.10
Amortization of debt issuance costs	—	—	0.01	0.01
Undistributed earnings attributable to preferred stockholders	(0.03)	(0.03)	(0.07)	(0.07)
Non-GAAP net income per share attributable to common stockholders range, basic	$0.23	$0.24	$0.87	$0.88
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.22	$0.23	$0.83	$0.84

Weighted-average shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted		149,860		155,999
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders:
Basic		149,860		155,999
Diluted		158,114		163,873

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	January 31, 2022	January 31, 2022
GAAP operating margin	1.0%	(3.0)%
Stock-based compensation	19.5	20.5
Acquired intangible assets amortization	0.5	0.5
Fees related to shareholder activism	—	2.0
Non-GAAP operating margin	21.0%	20.0%